Exhibit 23(b)

                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of New Century Energies, Inc. on Form S-8 of our report dated October 10, 1996, appearing in the Annual Report on Form 10-K of Southwestern Public Service Company for the year ended August 31, 1996 and our report dated November 15, 1996, appearing in the Annual Report on Form 11-K for the Southwestern Public Service Company Employee Investment Plan for the year ended August 31, 1996.



/s/ Deloitte & Touche LLP

Dallas, Texas
June 6, 1997

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